UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3175	74-1828067
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2004, the board of directors (“Board”) of Valero Energy Corporation (the “Company”), upon recommendation from its Compensation Committee, approved certain long-term incentive awards for its named executive officers (as defined in Item 402(a)(3) of Regulation S-K).

Stock options. Options to purchase shares of common stock, $0.01 par value, of the Company (the “Options”) were issued to four named executives of the Company in the quantities listed below. The Options were granted pursuant to the Company’s 2001 Executive Stock Incentive Plan (the “2001 ESIP”). The Options have a term of 10 years and will vest in annual one-fifth increments beginning on the first anniversary of the grant date. The Options have an exercise price of $42.71, representing the fair market value of the Company’s common stock on the date of grant. The Options are subject to forfeiture as provided in the 2001 ESIP.

Executive	Option Shares
Gregory C. King, President	38,000
William E. Klesse, Executive Vice President
and Chief Operating Officer	34,000
Keith D. Booke, Executive Vice President
and Chief Administrative Officer	23,000
Michael S. Ciskowski, Executive Vice President
and Chief Financial Officer	23,000

Restricted stock. Shares of restricted stock of the Company (“Restricted Shares”) were issued to four named executives of the Company in the quantities listed below. The Restricted Shares were granted pursuant to the 2001 ESIP. The Restricted Shares will vest in annual one-fifth increments beginning on the first anniversary of the grant date. The Restricted Shares are subject to forfeiture prior to vesting per the terms of the 2001 ESIP.

Executive	Restricted Shares
Gregory C. King, President	15,000
William E. Klesse, Executive Vice President
and Chief Operating Officer	14,000
Keith D. Booke, Executive Vice President
and Chief Administrative Officer	9,000
Michael S. Ciskowski, Executive Vice President
and Chief Financial Officer	9,000

Restricted stock units. The Committee and the Board determined to make an award to Mr. William E. Greehey, Chief Executive Officer and Chairman of the Board, consisting of 138,350 restricted stock units, payable in the form of cash. The award will vest in annual one-third increments beginning on the first anniversary of the date of grant. On the date of each vesting, the cash payment to Mr. Greehey will be equal to one-third of the number of original units granted multiplied by the average price of the Company’s common stock on the vesting date. Accordingly, the value of the award will increase or decrease depending on whether the price of the Company’s common stock increases or decreases during each vesting period, thereby aligning Mr. Greehey’s interests with the share-price performance of the Company’s common stock for each of the next three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: October 25, 2004	By: /s/Jay D. Browning Jay D. Browning Vice President and Secretary

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